MERGER AGREEMENT


                                      AMONG


                             RCM TECHNOLOGIES, INC.


                             SORT ACQUISITION CORP.


                        THE CONSORTIUM OF MARYLAND, INC.

                                       AND

                                 PETER KAMINSKY



















                           Dated as of April 23, 1996

                                TABLE OF CONTENTS

                                                                                                               Page




1.       RECITALS AND DEFINITIONS...............................................................................  1

2.       MERGER AND MERGER CONSIDERATION........................................................................  3

3.       DELIVERY OF ACQUIREE SHARES............................................................................. 6

4.       REPRESENTATIONS AND WARRANTIES OF ACQUIREE
         AND Shareholder......................................................................................... 6

5.       REPRESENTATIONS AND WARRANTIES OF RCM AND ACQUIROR..................................................... 16

6.       COVENANTS OF THE PARTIES TO THIS AGREEMENT............................................................. 19

7.       THE CLOSING............................................................................................ 25

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIREE
         AND SHAREHOLDER........................................................................................ 28

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF RCM
         AND ACQUIROR.  ........................................................................................ 30

10.      INDEMNIFICATION........................................................................................ 32

11.      TERMINATION.............................................................................................34

12.      NOTICES.................................................................................................34

13.      ARBITRATION.............................................................................................36

14.      MISCELLANEOUS...........................................................................................36



                                LIST OF SCHEDULES


4(b)         Financial Statements of Acquiree

4(e)         Accounts Receivable of Acquiree as of December 31, 1995

4(f)         Material adverse changes

4(g)         Litigation

4(i)         Articles of Incorporation, Bylaws and Contracts of Acquiree

4(j)         Tax information

4(k)         All material Contracts and Agreements

4(l)         Liens,  encumbrances  and general  description of all real property in which Acquiree has an ownership interest

4(m)         Licenses, trademarks and trade names

4(n)         Consents

4(t)         Number of  employees,  names and  addresses  and total  compensation  of all directors and officers of
             Acquiree - identifies all employee benefit plans

4(u)         Compliance with environmental and conservation laws

4(w)         List of all insurance policies

4(x)         List of all bank accounts maintained or for the benefit of Acquiree

4(y)         List of 10 largest customers of Acquiree, based on dollar volume of income for Fiscal 1995

5(a)         Articles of Incorporation and Bylaws of Acquiror

5(b)         Articles of Incorporation and Bylaws of RCM

5(e)         Subsidiaries of Acquiror


                                LIST OF EXHIBITS


Exhibit "A"  Articles of Merger

Exhibit "B"  Escrow Agreement

Exhibit "C"  Investor Representation Letter

Exhibit "D"  Registration Rights Agreement

Exhibit "E"  Standstill and Shareholders Agreement

Exhibit "F"  Kaminsky Employment Agreement

Exhibit "G"  Documents pertaining to Escrow Arrangements
            (Closing Agreement, Stock Pledge Agreement, Mutual Release   and
Settlement Agreement,Consortium Billof Sale, Astra Bill of Sale,Promissory Note, Payment Guarantee and S Corporation Election)

39





                          AGREEMENT AND PLAN OF MERGER


             THIS MERGER AGREEMENT (the "Agreement" ) is made and entered into as of this 23rd day of April 1996, by and among RCM Technologies, Inc., a Nevada corporation ("RCM"); Sort Acquisition Corp., a Pennsylvania corporation (the "Acquiror"); The Consortium of Maryland, Inc., a Maryland corporation (the "Acquiree"); and Peter Kaminsky as sole shareholder of Acquiree (the "Shareholder").

                                    RECITALS:

             A. Subject to the escrow and pledge provisions identified at paragraph 3 hereafter, Shareholder owns 100% of the issued and outstanding shares of common stock of the Acquiree (the "Acquiree Shares"). The Acquiree Shares constitute all of the issued and outstanding capital stock of the Acquiree.

    B.RCM owns 100% of the issued and outstanding shares of common stock of the Acquiror.

             C. It is the intention of the parties hereto that: (i) the Acquiree shall be merged with and into the Acquiror in exchange for certain cash considerations and the issuance to Shareholder of shares of RCM's authorized but unissued common stock to the extent and in the manner set forth below (the "Merger"); (ii) the common stock of RCM issued in connection with the Merger shall be deemed "restricted securities" pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended (the "Act"); and (iii) the Common Stock of RCM issued in connection with the Merger shall be subject to a registration rights agreement as provided in Exhibit D to this Agreement.

             NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound, hereby agree as follows:

             1.            Recitals and Definitions.

     (a) The foregoing RECITALS are true and correct, and are incorporated herein and made a part hereof.

(b) For purposes of this Agreement, the terms set forth below shall have the following meanings:

     Acquiree - The Consortium of Maryland, Inc., a Maryland corporation. Acquiror - Sort Acquisition Corp., a Pennsylvania corporation.

Articles of
Merger- the  articles of merger  which are  required to be filed in  accordance with Section 2.1.

Code - the Internal Revenue Code of 1986, as amended.

Closing - the transaction of events set forth in Section 7 hereof.

Closing Date - the day on which the Closing is held as set forth in Section 7.1 hereof.

             Closing
             Financial
                  Statements                - Unaudited financial  statements of
                                            Acquiree for the interim period from
                                            January  1, 1996  through  April 30,
                                            1996.

Escrow
Shares - that portion of the Merger Shares delivered to escrow pursuant to
Section 2.3.

Exchange Act - the Securities Exchange Act of 1934, as amended.

Financial
Statements - reviewed financial statements of the Acquiree for the fiscal years ended December 31, 1995 and December
31, 1994, and December 31, 1993
prepared in compliance with
generally accepted accounting
principles consistently applied
throughout such periods.

             Interim
             Financial
                  Statements                - Unaudited financial  statements of
                                            the Acquiree for the interim  period
                                            from January 1, 1996  through  March
                                            31, 1996.

             Merger            -       the merger of the Acquiree with and into
the Acquiror as provided in this           Agreement.

             Merger
                  Consideration-            the    Merger    Shares   and   cash
                                            consideration   to  be  received  by
                                            Shareholder pursuant to the Merger.

                  Merger Shares- shares of RCM Common Stock to be issued to Shareholder pursuant to the terms of this Merger Agreement.

RCM - RCM Technologies, Inc., a Nevada corporation.

RCM Common Stock - common stock, $.05 par value per share, of RCM.

Shareholder - Peter Kaminsky, as sole shareholder of Acquiree.

             SEC           -        the Securities and Exchange Commission.

             Securities Act-        the Securities Act of 1933, as amended.


2. Merger and Merger Consideration.

2.1 The Merger

     (a) Upon the terms and conditions of this Agreement, on the Closing Date, Acquiree shall be merged with and into Acquiror in accordance with the provisions of the Pennsylvania Business Corporation Law of 1988 (the "PBCL") and the Maryland Business Corporation Act (the "MBCA") and the separate corporate existence of Acquiree shall cease, and the Acquiror shall continue as the surviving corporation under the laws of the Commonwealth of Pennsylvania with the corporate name, "THE CONSORTIUM OF MARYLAND, INC.".

     (b) The Merger shall become effective upon the filing of the articles of merger, substantially in the form of Exhibit "A", attached hereto and made a part hereof (the "Articles of Merger") with the Secretaries of State of the Commonwealth of Pennsylvania and State of Maryland in accordance with the PBCL and MBCA. The Articles of Merger shall be filed by the appropriate parties thereto on the Closing Date. The date and time when the Merger shall become effective is referred to herein as the "Closing Date."

                           (c)      On the Closing Date:

     (i)  Acquiror  shall   continue  its  existence   under  the  laws  of  the
Commonwealth of Pennsylvania as the surviving corporation;

     (ii) the separate corporate existence of Acquiree shall cease;

     (iii) all rights, title and interests to all real estate and other property owned by Acquiree shall be allocated to and vested in Acquiror as the surviving corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon, and all liabilities and obligations of Acquiree shall be allocated to Acquiror as the surviving corporation which shall be the primary obligor therefor and, except as otherwise provided by law or contract, no other party to the Merger, other than Acquiror as the surviving corporation, shall be liable therefor;

     (iv) the Articles of Incorporation of Acquiror as in effect immediately prior to the consummation of the Merger, other than the name of Acquiror which shall be changed to "THE CONSORTIUM OF MARYLAND, INC." in connection with the Merger, shall be the Articles of Incorporation of the surviving corporation, until thereafter amended as provided by law and such Articles of Incorporation;

     (v) Each of Acquiree, Acquiror and RCM shall execute and deliver, and file or caused to be filed with the Secretaries of State of the Commonwealth of Pennsylvania and the State of Maryland the Articles of Merger, with such amendments thereto as the parties hereto shall deem mutually acceptable.

     (vi) the Bylaws of Acquiror, as in effect immediately prior to the consummation of the Merger, shall be the Bylaws of the Acquiror as the surviving corporation until thereafter amended as provided by law and such Bylaws; and

     (vii) the officers and directors of the Acquiror as the surviving corporation shall continue to hold office until their respective successors shall have been elected or appointed in accordance with the Bylaws of the Acquiror as the surviving corporation or until they shall have sooner been removed or shall have resigned in accordance with such Bylaws.

                  2.2      Merger Consideration

     (a) On the Closing Date, upon tendering to the Acquiror a certificate or certificates representing the Acquiree Shares, and after having taken or caused to be taken all other actions otherwise required in this Agreement to effectuate a closing hereunder, Shareholder shall be entitled to receive immediately therefor, and RCM shall cause to be issued or paid, as the case may be: (i) the number of Merger Shares which as of the Closing Date have a valuation equal to Three Hundred Seventy Eight Thousand Five Hundred Dollars ($378,500); and (ii) the sum of Six Hundred Twenty One Thousand Five Hundred Dollars ($621,500) in immediately available funds;

     (b) Within thirty (30) days of the Closing Date, RCM and Shareholder shall cause to be prepared to their mutual satisfaction the Closing Financial Statements. Within ten (10) days of the delivery of satisfactory Closing Financial Statements to RCM and Shareholder, RCM shall cause to be delivered or paid to the Shareholder, as the case may be, additional Merger Shares and cash consideration which in the aggregate have a value equal to the "Tangible Net Worth" (as defined at subparagraph (c) below) of Acquiree as of the Closing Date, in the following manner: (i) the first $243,000 of value shall be payable to the Shareholder by delivery to the Shareholder of additional Merger Shares which had as of the Closing Date a valuation of $243,000; (ii) the remainder of the "Tangible Net Worth" shall be paid or delivered to Shareholder 50% by the delivery of immediately available funds and 50% by delivery to the Shareholder of additional Merger Shares which as of the Closing Date had such a valuation.

     (c) For these purposes, the "valuation" of the Merger Shares shall be determined based upon the average of the closing bid prices of the RCM Common Stock for the twenty (20) calendar day period immediately preceding the Closing Date. Also, for these purposes, the term "Tangible Net Worth" of Acquiree shall be calculated using the information contained in the Closing Financial Statements and be defined as the total tangible assets of the Acquiree (as such assets are included in the Closing Financial Statements in accordance with generally accepted accounting principles, including, but not limited to, the account receivables of Acquiree and excluding any receivables owed to the Acquiree by the Shareholder or any other affiliated party) minus the total liabilities of the Acquiree (including for this purpose any federal and state tax liabilities that have been or may be accrued thereafter by virtue of the change of Acquiree's method of accounting from cash to accrual).

     2.3 Escrow Agreement. Shareholder shall upon the Closing Date deposit in escrow 25% of the Merger Shares identified in paragraph 2.2(a) and shall upon the receipt thereafter, deposit in escrow an additional 25% of the Merger Shares identified in subparagraph 2.2(b) (in the aggregate, the "Escrow Shares") pursuant to an escrow agreement in the form of Exhibit "B" attached hereto and made a part hereof (the "Escrow Agreement"). The Escrow Shares shall be deemed collateral for the indemnification obligations of Shareholder pursuant to
Section 10 of this Agreement.

         3.                Delivery of Acquiree Shares.

     3.1 Acknowledgment of Escrow Arrangements. RCM and Acquiror are aware that the Acquiree Shares are presently being held in escrow to serve as collateral for the payment of a Promissory Note (the "Note") delivered by the Shareholder to a former shareholder of Acquiree and that the Acquiree Shares of the Shareholder and the former shareholder of Acquiree, which in the aggregate constitute 100% of the outstanding capital stock of Acquiree, will only be released from escrow upon satisfaction of the Note. The complete terms of this arrangement (the "Escrow Arrangements") are contained within the Closing Agreement, Stock Pledge Agreement, Mutual Release and Settlement Agreement, Consortium Bill of Sale, Astra Bill of Sale, Promissory Note, Payment Guarantee and S Corporation Election each of which is attached hereto and made a part hereof as Exhibit G. It is the intention of the parties that at the Closing the cash component of the Merger Consideration payable to pursuant to paragraph 2.2 hereof shall be delivered by RCM on behalf of the Shareholder to the Escrow Agent identified in the Escrow Arrangements (the "Escrow Agent") in full satisfaction of the requirements to deliver the cash component of the Merger Consideration to the Shareholder, whereupon, the Escrow Agent shall release to RCM and Acquiror 100% of the Acquiree Shares.

                  3.2      Closing Deliveries.

                  Under and subject to the Escrow Arrangements identified above, on the Closing Date Shareholder will deliver to the Acquiror for cancellation the certificates representing all of the Acquiree Shares, duly endorsed (or with duly executed stock powers) so as to transfer all of the Acquiree Shares to the Acquiror, free and clear of all liens, claims and encumbrances. The Merger shall not be effected unless certificates representing all of the Acquiree Shares are delivered to the Acquiror on the Closing Date, free and clear of all liens, claims and encumbrances.

         4. Representations and Warranties of Acquiree and Acquiree Shareholder. The Acquiree and Shareholder, jointly and severally, as a material inducement to RCM and the Acquiror to enter into this Agreement and consummate the transactions contemplated hereby, make the following representations and warranties to RCM and Acquiror. The representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing Date as though made on and as of such date.

                  (a) Shareholder. Shareholder will be on the Closing Date, upon satisfaction of the transactions contemplated by the documents contained in Exhibit G, the sole owner, of record and beneficially, of all the issued and outstanding shares of the Acquiree's capital stock.

         Acquiree does not now own, or at the Closing Date will own, more than 5% percent of the issued and outstanding capital stock of any other corporation or an equity interest in any other entity.

                  (b) Financial Statements. The Financial Statements have been attached as Schedule 4(b). The Financial Statements and the financial information contained herein will present fairly the financial condition of Acquiree for the periods covered and have been prepared under the accrual method of accounting in accordance with generally accepted accounting principles, consistently applied. The books and records of the Acquiree, financial and other, are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

                  (c) Undisclosed Liabilities. The Acquiree does not have any liabilities or obligations of any nature, fixed or contingent, matured or unmatured, that will not be shown or otherwise provided for in the Financial Statements, except for liabilities and obligations arising subsequent to the date of the Financial Statements in the ordinary course of business, none of which individually or in the aggregate will be materially adverse to the business or financial condition of the Acquiree. There are no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 of the Financial Accounting Standards Board) of the Acquiree that will not be adequately provided for.

                  (d) RCM Shares to Constitute Restricted Securities. Shareholder represents and warrants: (a) that he has reviewed the quarterly, annual and periodic reports of RCM, as filed by RCM with the SEC pursuant to the Exchange Act, and that he has such knowledge and experience in financial and business matters that he is capable of utilizing the information set forth therein concerning RCM to evaluate the risks of investing in the Merger Shares;
(b) that they have been advised that the Merger Shares to be issued to them by RCM constitute "restricted securities" as defined in Rule 144 promulgated under the Securities Act, and accordingly, have not been and will not be registered under the Securities Act except as otherwise set forth in this Agreement or in Exhibit D, and, therefore, that he may not be able to sell or otherwise dispose of such Merger Shares except if the Merger Shares are subject to an effective registration statement filed with the SEC, in compliance with Rule 144 or otherwise pursuant to an exemption from registration under the Securities Act;
(c) that the Merger Shares so issued are being acquired by him for his own benefit and on his own behalf for investment purposes and not with a view to, or for resale in connection with, a public offering or re-distribution thereof; (d) that the Merger Shares so issued will not be resold (i) without registration thereof under the Securities Act (unless in the opinion of counsel acceptable to RCM, an exemption from such registration is available) or (ii) in violation of any law; and (e) that the certificate or certificates representing the Merger Shares to be issued will be imprinted with a legend in form and substance as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL FOR THE COMPANY OR A NON-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

and RCM is hereby authorized to notify its transfer agent of the status of the Merger Shares, and to take such other action including, but not limited to the placing of a "Stop Transfer" order on the books and records of RCM's transfer agent to insure compliance with the foregoing.

                  (e) Accounts Receivable. Attached hereto as Schedule 4(e) is a list of all accounts receivable of Acquiree as of December 31, 1995 and aging schedule pertaining thereto. All of the accounts receivable of Acquiree now and on the Closing Date, are bona fide accounts receivable of Acquiree representing the sales price of (or other sums or fees receivable for or in respect of) goods, merchandise, or services sold or performed by Acquiree in valid transactions in the regular course of its business to or for the benefit of its customers. Such accounts receivable are not uncollectible or subject to offset or counterclaim or otherwise in controversy.

                  (f) Materially Adverse Change. Except as set forth in Schedule 4(f), or as otherwise, specifically stated in this Agreement, since the date of its financial statements as of, and for the period ended, December 31, 1995, to the date of this Agreement, the business of the Acquiree has been operated in the ordinary course and there has not been:

     i) Any materially adverse change in the business, condition (financial or otherwise), results of operations, prospects, properties, assets, liabilities, earnings or net worth of the Acquiree for such period or at any time during such period;

     ii) Any material damage, destruction or loss (whether or not covered by insurance) affecting the Acquiree or its assets, properties or business;

     iii) Any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of the capital stock of the Acquiree, except as otherwise permitted in Section 6(o)(xi)herein of S-Corp distributions, or any direct or indirect redemption, purchase or other acquisition of any such stock or any agreement to do so, except as contemplated by Exhibit G;

     iv) Any issuance or sale by the Acquiree, or agreement by the Acquiree, or Shareholder, to sell or pledge any of the Acquiree's securities, nor have any irrevocable proxies been given with respect to the Acquiree's securities;

     v) Any cancellation, breaches or cost over-runs on any existing contract of which Acquiree is a party;

     vi) Any statute, rule, regulation or order adopted by any governmental body, agency or authority (including orders of regulatory authorities with jurisdiction over the Acquiree) that materially and adversely affects the Acquiree or its business or financial condition;

     vii) Any material increase in the rate or terms of compensation payable or to become payable by Acquiree to its directors, officers or key employees; provided, however, that this subsection shall not restrict or limit the Acquiree in any way from hiring additional personnel who are required for its operations; or

     viii) Any other events or conditions of any character that may reasonably be expected to have a materially adverse effect on the Acquiree or its business or financial condition.

            (g) Litigation. Except as set forth in Schedule 4(g), there are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or, to the knowledge of the Acquiree or Shareholder, threatened against the Acquiree, whether at law or in equity, or before or by any federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, nor does the Acquiree or Shareholder know of any basis for any such action, suit, claim, investigation or proceeding.

                  (h) Compliance: Governmental Authorizations. The Acquiree has complied in all material respects with all federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, including without limitation, federal and state securities, banking collection and consumer protection laws and regulations that, if not complied with, would materially and adversely affect its businesses. The Acquiree has all federal, state, local and foreign governmental licenses and permits necessary for the conduct of its business. Such licenses and permits are in full force and effect. Neither the Acquiree nor the Acquiree Shareholders knows of any violations of any such licenses or permits. No proceedings are pending or threatened to revoke or limit the use of such licenses or permits.

                  (i) Due Organization. The Acquiree is a corporation duly organized, validly existing and good standing under the laws of the State of Maryland; its status is active; it is qualified to do business and in good standing in each state where its properties are owned, leased or operated, or the business conducted, by them require such qualification and where failure to so qualify would have a material adverse effect on its financial condition, properties, business or results of operations. The Acquiree has the power to own its properties and assets and to carry on its business as now presently conducted. True and complete copies of the Articles of Incorporation and Bylaws of Acquiree have been attached as Schedule 4(i).

                  (j) Taxes. Except as disclosed on Schedule 4(j) all (i) federal, state, local or foreign tax returns (collectively, the "Returns") required to be filed with respect to the properties, assets, operations, income and net worth of Acquiree have been timely filed or appropriate extensions have been obtained and such Returns are true, correct and complete; (ii) taxes and governmental charges, including, without limitation, any interest and penalties (collectively, "Taxes") due pursuant to such Returns have been paid or adequate provision therefore has been made on the Financial Statements; and (iii) federal, state, local and foreign withholdings required with respect to the business of Acquiree have been withheld and timely paid over to the appropriate governmental authority. Except as disclosed on Schedule 4(j), there are no outstanding agreements or waivers extending the statutory period of limitation concerning any tax liability of Acquiree, no examination or audit of any Return of Acquiree is currently in progress and no governmental authority has, within the last three (3) years, notified Acquiree or Acquiree Shareholders of any tax claim, investigation or proceeding.

                  (k) Agreements. Schedule 4(k) contains a true and complete list and brief description of all material written or oral contracts, agreements, mortgages, obligations, understandings, arrangements, restrictions and other instruments to which the Acquiree is a party or by which the Acquiree or its assets may be bound. True and correct copies of all items set forth on
Schedule 4(k) have been or will have been made available to the Acquiror prior to the date hereof. No event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default by the Acquiree under any of the contracts or agreements set forth in Schedule 4(k). Neither the Acquiree nor any of the Acquiree Shareholders have knowledge of any material default by the other parties to such contracts or agreements. In addition, no material violations have occurred pursuant to any loan agreements to which the Acquiree is a party.

                  (l) Title to Property and Related Matters. The Acquiree has, and at the time of the Closing Date will have, good and marketable title to all of its properties, interests in properties and assets, real, personal and mixed, owned by it at the date of this Agreement or acquired by it after the date of this Agreement, of any kind or character, free and clear of any liens or encumbrances, except (i) those set forth in Schedule 4(l), and (ii) liens for current taxes not yet delinquent. Schedule 4(l) also contains a general description of all real property in which Acquiree has an ownership interest. Except as set forth in said Schedule 4(l) and except for matters that may arise in the ordinary course of business, the assets of the Acquiree are in good operating condition and repair, reasonable wear and tear excepted. There does not exist any condition that materially interferes with the use thereof in the ordinary course of the business of the Acquiree.

     (m) Licenses; Trademarks: Trade Names. Except as set forth on Schedule 4(m), the Acquiree does not have nor does it own any licenses, trademarks, trade names, service marks, copyrights, patents or any applications for any of the foregoing that relate to its business.

                  (n) Due Authorization. This Agreement has been duly authorized, executed and delivered by the Acquiree and Shareholder and constitutes a valid and binding agreement of the Acquiree and Shareholder, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. Except as otherwise set forth within the Escrow Arrangements, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate in any material respect any order, writ, injunction or decree of any court or governmental authority, or violate or conflict with in any material respect or constitute a default under (or give rise to any right of termination, cancellation or acceleration under), any provisions of the Acquiree's Articles of Incorporation or Bylaws, the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any kind to which the Acquiree or Shareholder is a party or by which the Acquiree, Shareholder or their properties may be bound, or violate in any material respect any statute, law, rule or regulation applicable to the Acquiree or Shareholder, except that the consents disclosed on Schedule 4(n) will be required as to the Merger pursuant to the terms of those scheduled agreements. No consent or approval by any governmental authority is required in connection with the execution and delivery by the Acquiree and Shareholder of this Agreement or the consummation of the transactions contemplated hereby.

                  (o) Capitalization. The authorized capitalization of the Acquiree consists of 100 shares of $1.00 par value Common Stock of which 100 shares are issued and outstanding as of the date of this Agreement. All outstanding securities have been duly authorized, validly issued, and are fully paid and non-assessable, and all such securities were issued in compliance with applicable federal and state securities laws and regulations. There are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments or agreements of any nature to issue any of the Acquiree's securities.

     (p) Brokerage Fees. The Acquiree has not incurred, and will not incur, any liability for brokerage or finder's fees or similar charges in connection with the transactions contained within this Agreement.

                  (q) Share Ownership. Except for the Escrow Arrangements, the Acquiree Shares to be surrendered in the Merger will be owned of record and beneficially, by Shareholder, free and clear of all liens and encumbrances of any kind and nature, and have not been sold, pledged, assigned or otherwise transferred. There are no agreements (other than this Agreement) to sell, pledge, assign or otherwise transfer such securities.

                  (r) Acknowledgment of Dissenters Rights. Shareholder acknowledges that dissenters rights are available to him under [Chapter [11] of the MBCA], however, by virtue of his signature to this Merger Agreement does hereby acknowledge their agreement to forego all such dissenters rights and accept in lieu thereof the Merger Consideration set forth within this Agreement. Accordingly, Shareholder will not have an opportunity to dissent from the actions taken by the Board of Directors of Acquiree or from the transactions contemplated by this Agreement.

                  (s) Approvals Required. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery by Shareholder of this Agreement or the consummation of the transactions described herein, except to the extent that any of the Acquiree Shareholders may be required to file reports in accordance with relevant regulations under federal and state securities laws upon execution of this Agreement and/or consummation of the transactions contemplated hereby.

                  (t)               Employee; Benefit Plans.

     (i) Schedule 4(t) sets forth the number and names of the employees of Acquiree, and the total compensation of each of the directors, officers and employees of Acquiree.
     (ii) Schedule 4(t) identifies all "employee benefit plans" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and programs, including, without limitation, any pension plans, health and welfare plans, life, disability, medical, dental or hospitalization insurance plans, sick-leave, vacation accrual or holiday plans, bonus, savings, profit-sharing or other similar benefit plans, deferred compensation, stock option, stock ownership and stock purchase plans covering employees or former employees of Acquiree. Except as disclosed on Schedule 4(t), each such plan or program has been operated substantially in accordance with its terms and, to the extent applicable, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). Acquiree does not sponsor or contribute to, nor have they ever sponsored or been required to contribute to, any "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

     (iii) Except as disclosed on Schedule 4(t), Acquiree does not have any written contracts, or oral contracts, including any employment, management, agency or consulting contracts, with respect to any of its current or retired employees.
     (iv) Except as disclosed on Schedule 4(t), Acquiree is not a party to any collective bargaining agreement and there are no union organizational activities or efforts to effect a representation election pending or threatened.

     (v) Except as disclosed on Schedule 4(t), Acquiree has complied in all material respects with all applicable laws relating to the employment of labor, including the provisions thereof relating to benefits required to be provided under Part VI of Subtitle B of Title I of ERISA or Section 4980B(f) of the Code (collectively, "COBRA"), wages, hours, working additions, employee benefit plans and the payment of withholding and social security taxes.

                  (u) Environmental Matters. Except as set forth in Schedule 4(u) Acquiree is in compliance with all laws, rules and regulations relating to environmental protection and conservation (including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act and the Superfund Amendments and Reauthorization Act of 1986, as amended and all applicable state laws pertaining to the environment), and neither Acquiree or Shareholder have received any notification of any asserted present or past failure to so comply with such laws, rules or regulations. Acquiree has obtained and is in compliance with all permits, licenses and other authorizations required under federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes (collectively "Environmental Requirements"). Neither Acquiree or Acquiree Shareholders is aware of, nor have Acquiree or Acquiree Shareholders received notice of, any circumstances which may interfere with or prevent continued compliance, or which may give rise to any liability, or otherwise form the basis of any claim, or investigation under Environmental Requirements, relating to the operation of Acquiree's business. For the purpose of this Section, "hazardous substances" shall include (1) hazardous substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and regulations thereunder and, (2) any substance for which state or local laws require the clean-up, removal or other special handling of such materials or imposing liability based upon improper handling thereof.

                  (v) Acquiree Documents. All documents relating to the Acquiree and its business that have been previously delivered to RCM in connection with the Merger and this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required or necessary to be stated therein to make the statements made therein, in light of the circumstances in which they were made, not misleading.

                  (w) Insurance. Schedule 4(w) contains a list of all policies of liability, environmental, crime, fidelity, life, fire, workers' compensation, health, director and officer liability and all other forms of insurance currently owned or held by Acquiree, and identifies for each such policy, to the extent such information is reasonably available to Acquiree, the underwriter, policy number, coverage type, premium, expiration date and deductible. All of the insurance policies listed on Schedule 4(w) are outstanding and in full force and effect and all premiums with respect to such policies are currently paid.

     (x) Bank Accounts. Schedule 4(x) contains a list of all bank accounts maintained by, or for the benefit of, Acquiree.

                  (y) Customers. Set forth on Schedule 4(y) is a list of the ten
(10) largest customers of Acquiree based on the dollar volume of income generated by that customer for the fiscal year ended December 31, 1995. No such customer has terminated or is presently threatening to terminate its relationship with Acquiree.

     (z)Prepayment Penalties. There are no prepayment penalties or fines associated with the outstanding long-term debt or lines of credit of Acquiree. If any such prepayment penalties or fines occur, Shareholder shall be liable for the payment of such penalties or fines.

     (aa) Approval. The Shareholder and the Board of Directors of the Acquiree have approved the execution of this Agreement and the Merger contemplated thereby.
                  (ab) Full Disclosure. The Acquiree has, and at the Closing Date will have, disclosed to the Acquiror in the Schedules to this Agreement or independently, or made available to the Acquiror, documents, books and records pertaining to, all events, conditions and facts materially affecting the properties, business and prospects of the Acquiree that are known to the Acquiree and to Shareholder. The Acquiree has not and will not have, at the Closing Date, withheld disclosure or availability of any events, conditions and facts of which it may have knowledge and that may materially and adversely affect the properties, business or prospects of the Acquiree.

     (ac) Non-Competitive Activities. The present activities, as of April 1, 1996, of the businesses in which Borah Simon (the former shareholder of Acquiree) is actively involved are not competitive with the business of Acquiree.


 5. Representations and Warranties of RCM and Acquiror. RCM and the Acquiror, as a material inducement to the Acquiree and Shareholder to enter into this Agreement and consummate the transactions contemplated hereby, do hereby jointly and severally make the following representations and warranties to the Acquiree and Shareholder, which representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing Date as though made on and as of such date.

                  (a) Due Organization of Acquiror. The Acquiror is a corporation duly organized, validly existing and subsisting under the laws of the Commonwealth of Pennsylvania, is qualified to do business and in good standing in each state where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to so qualify would have a material adverse effect on the financial condition, properties, business or results of operations of the Acquiror. The Acquiror has the corporate power to own its property and to carry on its business as now presently conducted. The Articles of Incorporation and By-Laws of the Acquiror are attached hereto as Schedule 5(a) and are made a part hereof.

                  (b) Due Organization of RCM. RCM is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is qualified to business and in good standing in each state where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to so qualify would have a material adverse effect on the financial condition, properties, business or results of operations of RCM. RCM has the corporate power to own its property and to carry on its business as now presently conducted. The Articles of Incorporation and By-Laws of RCM are attached hereto as Schedule 5(b) and are made a part hereof.

                  (c) SEC Reports. RCM has heretofore delivered to Acquiree and Shareholder a copy of its Annual Report on Form 10-K for the fiscal year ended October 31, 1995 and the quarterly reports available subsequent to the fiscal year end (the "RCM Reports"). As of its date of filing, the RCM Report did not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Furthermore, except as otherwise disclosed in such RCM Reports, RCM has experienced no material adverse change in its financial condition, properties, business or prospects since the date thereof. The RCM Reports have been prepared in material compliance with all applicable securities laws, rules and regulations, and the financial statements included therein had been prepared in accordance with general accepted accounting principles, consistently applied, and represent fairly the financial condition of RCM as of the date and for the periods covered thereby.

                  (d) Capitalization. The authorized capital stock of RCM consists of 40,000,000 shares of common stock, par value $.05 per-share (the "RCM Common Stock"), of which 4,835,049 shares were outstanding on the date of this Agrement. All of the outstanding shares of RCM Common Stock have been validly issued and are fully paid and nonassessable. As of the date of this Agreement, RCM had [786,709] Class C Warrants currently issued and outstanding. Each Class C Warrant entitles the holder to one share of RCM Common Stock.

                  (e) Subsidiaries. Except as set forth upon Schedule 5(e), the Acquiror has no subsidiaries, nor does it own any interest in any other corporation, partnership or other entity, nor does it have any right or obligation, whether under any agreement (oral or written) or instrument of any kind, to acquire any such interest.

                  (f) Due Authorization. Subject only to approval of this Agreement by the Acquiror's shareholders, if necessary, this Agreement has been duly authorized, executed, and delivered by the Acquiror and RCM, and constitutes a legal, valid, and binding obligation of the Acquiror and RCM, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. The execution, delivery and performance of this Agreement by the Acquiror and RCM will not violate or conflict with in any material respect or constitute a default under any provisions of applicable law, the Acquiror's or RCM's Articles of Incorporation or Bylaws, or any agreement or instrument to which the Acquiror or RCM is a party or by which it or its assets are bound. No consent of any federal, state, municipal or other governmental authority is required by Acquiror or RCM for the execution, delivery or performance of this Agreement by the Acquiror and RCM. No consent of any party to any contract or agreement to which the Acquiror is a party or by which any of its property or assets are subject is required for the execution, delivery or performance of this Agreement by the Acquiror that has not been obtained at the date of this Agreement.

                  (g) Merger Shares. The Merger Shares to be delivered to Shareholder will, when issued, be validly and legally issued, free and clear of all liens, encumbrances, transfer fees and preemptive rights, and will be fully paid and non-assessable.

     (h) Brokerage Fees. No broker, finder or other person or entity acting in a similar capacity has participated on behalf of Acquiror or RCM in connection with this Agreement.
                  (i) No Approvals Required. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery by RCM of this Agreement or the consummation of the transactions described herein, except to the extent that the parties may be required to file reports in accordance with relevant regulations under federal and state securities laws.

                  (j) Full Disclosure. RCM and Acquiror have, and at the Closing Date will have, disclosed to the Acquiree and Shareholder in the Schedules to this Agreement or independently, or made available to the Acquiree and Acquiree Shareholders, documents, books and records pertaining to, all events, conditions and facts materially affecting the properties, business and prospects of RCM and Acquiror that are known to RCM and Acquiror. RCM and Acquiror have not and will not have, at the Closing Date, withheld disclosure or availability of any events, conditions and facts of which it may have knowledge and that may materially and adversely affect the properties, business or prospects of RCM or Acquiror.

         6.                COVENANTS OF THE PARTIES.

                  (a)               Intentionally omitted.

                  (b) Access to Information. At all times prior to the Closing Date or the earlier termination of this Agreement in accordance with the provisions of Section 11, each of the parties hereto shall provide to the other parties (and the other parties' authorized representatives) full access during normal business hours to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party.

                  (c)               Confidentiality.

     (i) Confidentiality of RCM-Related Information. With respect to information concerning RCM or Acquiror that is made available to Acquiree or Shareholder pursuant to the provisions of Section 6(b), Acquiree and Shareholder agree that they shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and related transactions and shall not disseminate or disclose any of such information other than to representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by Acquiree of the confidential nature of such information and directed by Acquiree in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 11, Acquiree and Shareholder shall immediately return all such information, all copies thereof and all information prepared by Acquiree based upon the same, upon RCM's request; provided, however, that one copy of all such material may be retained by Acquiree's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that; (A) is learned by Acquiree or Shareholder from a third party entitled to disclose it; (B) become known publicly other than through Acquiree or Shareholder or any party who received the same through Acquiree or Shareholder; (C) is required by law or court order to be disclosed by Acquiree or Shareholder or; (D) is disclosed with the express prior written consent thereto of RCM. Acquiree or Shareholder shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this subparagraph (i);

     (ii) Confidentiality of Acquiree-Related Information. With respect to information concerning Acquiree that is made available to RCM or Acquiror pursuant to the provisions of Section 6(b), RCM and Acquiror jointly and severally agree that they shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and the related transactions and shall not disseminate or disclose any of such information other than to their directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by RCM or Acquiror, as appropriate, of the confidential nature of such information and directed by such party in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 11, RCM and Acquiror jointly and severally agree to return immediately all such information, all copies thereof and all information prepared by either of them based upon the same, upon Acquiree's request; provided, however, that one copy of all such material may be retained by RCM's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that: (A) is learned by RCM or Acquiror from a third party entitled to disclose it; (B) becomes known publicly other than through RCM or Acquiror or any party who received the same through either of them; (C) is required by law or court order to be disclosed by RCM or Acquiror; or (D) is disclosed with the express prior written consent thereto of Acquiree. RCM and Acquiror jointly and severally agree to undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this subparagraph (ii).

     (iii) Nondisclosure. Neither RCM, Acquiror, Acquiree or Shareholder shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material non-public information concerning or relating to the other party hereto, other than with the express prior written consent of the other party hereto, except as may be required by applicable securities laws as they pertain to public companies, law or court order or to enforce the rights of such disclosing party under this Agreement, in which event the contents of any proposed disclosure shall be discussed with the other party before release; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this Agreement to any of its directors, officers, employees, shareholders, affiliates, agents and representative who need to know such information for the sole purpose of evaluating the Merger, to any party whose consent is required in connection with the Merger or this Agreement; or to any regulatory body where such disclosure is required under federal or state law.

                  (d) Consents. RCM, Acquiror and Acquiree shall cooperate and use their best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement.

                  (e) Filings. RCM, Acquiror and Acquiree shall, as promptly as practicable, make any required filings, and RCM, Acquiror and Acquiree shall promptly make any other required submissions, under any law, statute, order rule or regulation with respect to the Merger and the related transactions and shall cooperate with each other with respect to the foregoing.

                  (f) All Reasonable Efforts. Subject to the terms and conditions of this Agreement and to the fiduciary duties and obligations of the board of directors of Acquiree and RCM, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonable practicable, to consummate the Merger and the other transactions contemplated by this Agreement.

                  (g) Notification of Certain Matters. Acquiree shall give prompt notice to RCM, and RCM and Acquiror shall give prompt notice to Acquiree, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any material failure of Acquiree, on the one hand, or RCM or Acquiror, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement.

     (h) Expenses. Each of the Shareholder and RCM shall bear their own expenses in connection with the transactions contemplated by this Agreement.

  (i) Consent of Auditors. Acquiree Shareholders shall, when necessary, obtain the necessary consents of all auditors who have provided audit reports in connection with any of the Financial Statements which may be required by RCM for the preparation and filing of documents and reports with the SEC.

                  (j) Discharge of Bonuses. Any and all accrued bonuses or other compensation which may be due and owing to Shareholder shall be discharged and Acquiree and Acquiror released from such obligations upon the Closing Date.

                  (k) Loss of "S" Corporation Status. Upon completion of the transactions as contemplated by this Agreement, Shareholder shall be responsible for the payment and filing of any final tax returns or other obligations incurred in connection with the termination of Acquiree's "S" Corporation status.

                  (l) Documents at Closing. Each party to this Agreement and Plan of Merger agrees to execute and deliver on the Closing Date those documents identified in Section 7.

                  (m) Interim Operations of Acquiree. Except as expressly provided in subparagraph (xi) below, during the period from the date of this Agreement and continuing until the Closing Date, Acquiree agrees (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that the parties shall otherwise consent in writing) that:

     (i) Ordinary Course. It shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it;

     (ii)  Dividends;  Changes in Stock.  It shall  not,  except as set forth on
Schedule 4(f), (A) declare or pay any dividend, on, or make other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Acquiree or (C) repurchase or otherwise acquire any shares of capital stock of Acquiree.

     (iii) Issuance of Securities. It shall not sell, issue, authorize or propose the sale or issuance of, or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities, to the extent they may be exercised.

     (iv)  Governing   Documents.   It  shall  not  amend  its   Certificate  of
Incorporation or its Bylaws.

     (v) No Acquisition. It shall not acquire or agree to acquire by merging or consolidation with, or by purchasing a substantial portion of the assets or securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets that are material, individual or in the aggregate, to Acquiree.

     (vi) No Dispositions. It shall not sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any of its assets that are material, individually or in the aggregate, to Acquiree, except in the ordinary course of business consistent with prior practice.

     (vii) Indebtedness. It shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of Acquiree or guarantee any debt securities of others than in the ordinary course of business consistent with prior practice.

     (viii) Benefit Plans, Etc. It shall not adopt or amend in any material respect any collective bargaining agreement or employee benefit plan.

     (ix) Executive Compensation. It shall not grant to any executive officer or key employee, any increase in compensation or in severance or termination pay, or enter into any employment agreement with any executive officer or key employee.
     (x) Other Actions. Except as set forth on Schedule 4(f), it shall not enter into any agreement or arrangement to do any of the foregoing. It shall not take any action, or fail to take any action, that is reasonably likely to result in any of the representations and warranties of the respective party set forth in this Agreement becoming untrue.

     (xi) Permitted Distributions. Notwithstanding anything to the contrary in this Agreement, on or before the Closing Date, the Acquiree may make distributions to Shareholder sufficient to pay any federal tax obligation for which he is individually responsible in connection with the net income of the Acquiree from January 1, 1996 until the termination of Acquiree's status as an S-Corporation under the federal tax laws.

     (n) Tax Treatment of Acquiree. Prior to Closing, Acquiree shall take any and all actions necessary to revoke its election to be treated as an S-Corporation pursuant to the Code.
                  (o) Prohibition on Trading in RCM Stock. The Acquiree and Shareholder acknowledge that the United States Securities Laws prohibit any person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of the Acquiror, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Acquiror. Accordingly, Shareholder agrees that he will not purchase or sell any securities of the Acquiror, or communicate such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Acquiror, until no earlier than 72 hours following the dissemination of a Current Report on Form 8-K to the SEC announcing the Closing pursuant to this Agreement.

         7.                THE CLOSING.

                  7.1 Closing Date. The closing ("Closing") of the Merger shall take place (a) at the offices of Buchanan Ingersoll, P.C., Two Logan Square, 18th and Arch Streets, 12th Floor, Philadelphia, PA 19103, 10:00 a.m, local time on May 1, 1996, or (b) at such other time and place and on such other date as RCM, the Acquiror and Acquiree or Shareholder shall agree. The date of the Closing is referred to herein as the "Closing Date." The Escrow Agent will be notified and provided the right to attend the Closing so as to release and/or deliver the Acquiree Shares on behalf of the Shareholder, and in the event the Escrow Agent attends the Closing, RCM shall pay for the expenses of the Escrow Agent in connection with his attendance at the Closing.

     7.2 Transactions at Closing. On the Closing Date, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:
     (a) the Acquiree and Shareholder will deliver, or cause to be delivered, to the Acquiror and RCM the following:

     (i) stock certificates for the Acquiree Shares being surrendered hereunder, duly endorsed with stock powers attached in blank;

     (ii) all corporate records of the Acquiree, including without limitation corporate minute books (which shall contain copies of the Articles of Incorporation and Bylaws, as amended to the Closing Date), stock books, stock transfer books, corporate seals; and such other corporate books and records as may reasonably be requested by the Acquiror and its counsel;

     (iii) a certificate executed by the Acquiree and Shareholder to the effect that all representations and warranties made by the Acquiree and Shareholder under this Agreement are true and correct as of the Closing Date, as though originally given to Acquiror and RCM on said date;

     (iv) a certificate and such related schedules and financial statements prepared and executed by the Chief Financial Officer of Acquiree and executed by Shareholder evidencing compliance with the financial covenants set forth at
Section 9(q) herein.

     (v) a certificate of good standing for the Acquiree from the Secretary of the State of Maryland, dated at or about the Closing Date, to the effect that such corporation is in good standing under the laws of such state;

     (vi) an incumbency certificate for the Acquiree signed by all of the officers thereof dated at or about the Closing Date;

     (vii) certified Articles of Incorporation of the Acquiree dated at or about the Closing Date and a copy of the Bylaws of the Acquiree certified by the Secretary of the Acquiree dated at or about the Closing Date;

     (viii) certified resolutions from the Secretary of the Acquiree dated at or about the Closing Date authorizing the transactions contemplated under this Agreement;
     (ix) the Registration Rights Agreement described in Exhibit "D" signed by Shareholder;
     (x) the Escrow Agreement described in Exhibit "B" signed by Shareholder and the Escrow Agent;
(xi) an Employment Agreement described in Exhibit "F" signed by Shareholder and Acquiror;

(xii) an Investor Representation Certificate described in Exhibit "C" signed by Shareholder;

(xiii) a Standstill and Shareholder Agreement described in Exhibit "E" signed by Shareholder and RCM;

     (xiv) any  documentation  associated with the transactions  contemplated by
Section 6(n) of this Agreement;

     (xv) such documents as may be needed to accomplish the Merger under the corporate laws of the state of incorporation of the Acquiror and Acquiree in accordance with the provisions of paragraph 2.1(c);

     (xvi) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or that may be reasonably requested in furtherance of the provisions of this Agreement;

     (b)  RCM  will  deliver  or  cause  to be  delivered  to the  Acquiree  and
Shareholder: (i) a certificate or certificates of RCM Common Stock which represent the Merger Shares.

     The certificate or certificates of RCM Common Stock which represent the Delivered Shares shall bear the following legend.

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, BASED ON AN OPINION LETTER OF COUNSEL FOR THE CORPORATION OR A NON-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

     (ii) cash or separate cashier's check (which may be delivered at the Closing to the Escrow Agent on behalf of the Shareholder) in an amount equal to $621,500;

     (iii)a certificate of the Acquiror's and RCM's President to effect that all representations and warranties of the Acquiror and RCM under this Agreement are reaffirmed on the Closing Date, as though originally given to the Acquiree and Shareholder on said date;

     (iv) certificates from the Secretary of State of Nevada and the Commonwealth of Pennsylvania dated at or about the Closing Date that RCM and the Acquiror, respectively, are in good standing under the laws of said state and Commonwealth;

     (v) certified resolutions of the Secretary of the Acquiror and RCM dated at or about the Closing Date authorizing the transactions contemplated under this Agreement;
     (vi) the Registration Rights Agreement described in Exhibit "D" signed by Shareholder;
     (vii) the Escrow Agreement described in Exhibit "B" signed by Shareholder and the Escrow Agent;

     (viii)  an  Employment   Agreement  described  in  Exhibit  "F"  signed  by
Shareholder and Acquiror;

     (ix) a Standstill and Shareholders Agreement described in Exhibit "E" signed by Shareholder and RCM;

     (x) such documents as may be needed to accomplish the Merger under the corporate laws of the state of incorporation of the Acquiror and Acquiree in accordance with the provisions of paragraph 2.1(c);

     (xi) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or that may be reasonably requested in furtherance of the provisions of this Agreement.
                  (c) The Acquiror shall cause to be filed with the Secretary of State of the Commonwealth of Pennsylvania, on the Closing Date or as soon thereafter as practicable, an amendment to the Acquiror's Articles of Incorporation to change the name of the Acquiror to "The Consortium, Inc."

     (d) Shareholder shall deliver the Escrow Shares into escrow pursuant to the terms of the Escrow Agreement.

         7.3      Transactions following Closing.

                  (a) Within thirty (30) days of the Closing Date, RCM and Shareholder shall cause to be prepared to their mutual satisfaction the Closing Financial Statements which shall establish the "Tangible Net Worth" of Acquiree as of the Closing Date in the manner provided for at subparagraph 2.2 hereof and which shall form the basis for the distribution of additional Merger Consideration to the Shareholder in the manner provided for at subparagraph 2.2 hereof.

         8. Conditions Precedent to Obligations of Acquiree and Shareholder. All obligations of the Acquiree and Shareholder under this Agreement are subject to the fulfillment, prior to or on the Closing Date (unless otherwise stated herein), of each of the following conditions, any one or all of which may be waived by the Acquiree or Shareholder:

                  (a) The Board of Directors of RCM and the Board of Directors of Acquiror and RCM, as the sole shareholder of the Acquiror, shall have approved the execution of this Agreement and the Merger thereby.

                  (b) The representations and warranties made by or on behalf of the Acquiror and RCM contained in this Agreement or in any certificate or document delivered to the Acquiree or Shareholder pursuant to the provisions hereof at the Closing Date shall be true in all respects at and as of the time of the Closing Date as though such representations and warranties were made at and as of such time.

                  (c) RCM and the Acquiror shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

                  (d) RCM and the Acquiror shall have delivered all of the Schedules required herein, and copies of the documents referred to therein, to the Acquiree and such Schedules and documents shall have been reasonably acceptable to Acquiree.

                  (e) There shall be delivered to the Acquiree and Shareholder an officer's certificate of RCM and the Acquiror to the effect that all of the representations and warranties of RCM and the Acquiror set forth herein are true and complete in all material respects as of the Closing Date, and that RCM and the Acquiror have complied in all material respects with their covenants and agreements set forth herein that are required to be complied with by the Closing Date.

                  (f) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

     (g) RCM shall have obtained the approval of its principal lender of this Agreement and the Merger contemplated thereby.

 (h) Acquiror shall have executed an Employment Agreement with Shareholder substantially in form and substance similar to that attached hereto and made a part hereof as Exhibit "F".

                  (i) RCM and Shareholder shall have executed a Standstill and Shareholders Agreement substantially in form and substance similar to that attached hereto and made a part hereof as Exhibit "E".

                  (j) RCM and Shareholder shall have executed a Registration Rights Agreement substantially in form and substance similar to that attached hereto and made a part hereof as Exhibit "D".

                  (k)  RCM  and  Shareholder   shall  have  executed  an  Escrow
Agreement substantially in form and substance similar to that attached hereto and made a part hereof as Exhibit "B".

                  (l) Shareholder shall have completed prior to the Closing Date, to his satisfaction, a due diligence review of the financial condition, results of operations, properties, assets, liabilities, business or prospects of RCM.

         9. Conditions Precedent to Obligations of RCM and Acquiror. All obligations of RCM and Acquiror under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or all of which may be waived in writing by RCM or Acquiror:

                  (a) The Board of Directors of the Acquiree and Shareholder shall have approved the execution of this Agreement and the Merger thereby.

                  (b) The representations and warranties by the Acquiree and Shareholder contained in this Agreement or in any certificate or document delivered to RCM and Acquiror pursuant to the provisions hereof shall be true in all respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

                  (c) The Acquiree and Shareholder shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or upon the Closing Date.

                  (d) The Acquiree shall have delivered all of the Schedules required herein, and copies of the documents referred to therein, to RCM and Acquiror and such Schedules and documents shall have been reasonably acceptable to RCM and Acquiror.

                  (e) There shall be delivered to RCM and Acquiror an officer's certificate of the Acquiree to the effect that all of the representations and warranties of the Acquiree set forth herein are true and complete in all respects as of the Closing Date, and that the Acquiree has complied in all material respects with its covenants and agreements set forth herein required to be complied with by the Closing Date; and there shall be delivered to RCM and Acquiror a certificate signed by Shareholder to the effect that the representations and warranties of Shareholder set forth herein are true and correct in all material respects.

                  (f) RCM and Acquiror shall have completed prior to the Closing Date, to their satisfaction, a due diligence review of the financial condition, results of operations, properties, assets, liabilities, business or prospects of the Acquiree.

                  (g) RCM shall have obtained the approval of its principal lender of this Agreement and the Merger contemplated thereby, and shall have arranged to pay-off Acquiree's existing line of credit with Citizens Bank of Maryland.

     (h) Acquiree shall not have any "built-in gains" from the termination of its "S"-Corporation status upon completion of the Merger.

                  (i) Acquiree and Shareholder shall take all actions necessary to effect the resignation of all of the current directors and officers of Acquiree and execute releases in form and substance reasonably satisfactory to RCM.

                  (j) All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured, including, without limitation that this Agreement shall have been approved by the affirmative vote of Shareholder.

                  (k) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

                  (l) Shareholder shall have executed a Registration Rights Agreement substantially in form and substance similar to that attached hereto and made a part hereof as Exhibit "D".

                  (m) Shareholder shall have executed an Escrow Agreement substantially in form and substance similar to that attached hereto and made a part hereof as Exhibit "B".

                  (n) Shareholder shall have executed an Employment Agreement substantially in form and substance similar to that attached hereto and made a part hereof as Exhibit "F".

                  (o) Shareholder shall have executed an Investor Representation Letter substantially in form and substance similar to that attached hereto and made a part hereof as Exhibit "C".

                  (p)   Shareholder   shall  have  executed  a  Standstill   and
Shareholders Agreement substantially in form and substance similar to that attached hereto and made a part hereof as Exhibit "E".

                  (q)      Financial Statements.

     (i) The Acquiree shall have provided the Interim Financial Statements to RCM and Acquiror which reflect: (A) stockholders equity and working capital on the last day of the period covered by the Interim Financial Statements of no less than the same amounts in the Financial Statements; and (B) gross revenues, gross profits and net income through the period reflected therein in amounts that are in proportion to those reflected in the Financial Statements.

     (ii) For the purpose of subparagraphs (q)(i) above, unless the context otherwise requires, the terms utilized therein shall have the respective meanings accorded to them under generally accepted accounting principles applied in a manner consistent with the most recent Financial Statements of Acquiree.

         10.               Indemnification.

                  (a) Shareholder.  Shareholder shall indemnify, defend and hold harmless RCM and Acquiror from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") incurred by RCM or Acquiror which arise out of or result from a misrepresentation, breach of warranty, or breach of any covenant of Acquiree or Shareholder contained herein or in the Schedules annexed hereto or in any deed, exhibit, closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by the Acquiree or Shareholder pursuant hereto or in connection with the transactions contemplated hereby or thereby.

                  (b) RCM and Acquiror. RCM and Acquiror shall indemnify, defend and hold harmless Acquiree and Shareholder from and against any and all Claims incurred by the Acquiree and/or Shareholder which arise out of or result from a misrepresentation, breach of warranty or breach of any covenant of RCM or Acquiror contained herein or in any ancillary certificates or other documents or instruments furnished by RCM or Acquiror pursuant hereto.

     (c) Methods of Asserting Claims for Indemnification. All claims for indemnification under this Agreement shall be asserted as follows:

     i) Third Party Claims. In the event that any Claim for which a party (the "Indemnitee") would be entitled to indemnification under this Agreement is asserted against or sought to be collected from the Indemnitee by a third party the Indemnitee shall promptly notify the other party (the "Indemnitor") of such Claim, specifying the nature thereof, the applicable provision in this Agreement or other instrument under which the Claim arises, and the amount or the estimated amount thereof (the "Claim Notice"). The Indemnitor shall have thirty
(30) days (or, if shorter, a period to a date not less than ten (10) days prior to when a responsive pleading or other document is required to be filed but in no event less than ten (10) days from delivery or mailing of the Claim Notice) (the "Notice Period") to notify the Indemnitee (a) whether or not it disputes the Claim and (b) if liability hereunder is not disputed, whether or not it desires to defend the Indemnitee. If the Indemnitor elects to defend by appropriate proceedings, such proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk of damage to the Indemnitee; and all costs and expenses of such proceedings and the amount of any judgment shall be paid by the Indemnitor.

     If the Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If the Indemnitor has disputed the Claim, as provided above, and shall not defend such Claim, the Indemnitee shall have the right to control the defense or settlement of such Claim, in its sole discretion, and shall be reimbursed by the Indemnitor for its reasonable costs and expenses of such defense if it shall thereafter be found that such Claim was subject to indemnification by the Indemnitor hereunder.

     ii) Non-Third Party Claims. In the event that the Indemnitee should have a Claim for indemnification hereunder which does not involve a Claim being asserted against it or sought to be collected by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such Claim to the Indemnitor. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such Claim, the Indemnitor shall pay the amount thereof to the Indemnitee. If the Indemnitor disputes the amount of such Claim, the controversy in question shall be submitted to arbitration pursuant to Section 13 hereafter.

     11. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing Date:

      (a)      by mutual written consent of RCM, Acquiror and Acquiree;

                  (b)      by any of RCM, Acquiror and Acquiree:

     (i) if the Merger shall not have occurred by the Closing Date unless such date is extended by the mutual written agreement of RCM, Acquiror and Acquiree, and in such event, only until the date the Closing Date has been so extended; provided, however, that the right to terminate this Agreement under this Section 12(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before that date; or

     (ii) if any court of competent jurisdiction, or any governmental body, regulatory or administrative agency or commission having appropriate jurisdiction shall have issued an order, decree or filing or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

    (c) If any party hereto shall default in the observance or in the due and timely performance of any of the Mutual Covenants contained in
Section 6 of this Agreement, the non-defaulting party may, upon written notice, terminate this Agreement and in that event, the defaulting party shall indemnify, hold harmless and assume full and complete responsibility for any and all expenses of the non-defaulting party incurred in this transaction, without prejudice to its or their rights and remedies available under law, including the right to recover expenses, costs and other damages. Notwithstanding the foregoing, the non-defaulting party may elect to waive such breach by the defaulting party and proceed with the Closing, thereby waiving any right to damages as a result of such breach.

                  12. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by overnight delivery, confirmed telecopy or prepaid first class registered or certified mail, return receipt requested, to the following addresses, or such other addresses as are given to the other parties to this Agreement in the manner set forth herein:

                  (a)                       If to the Acquiror or RCM, to:

                                            Mr. Leon Kopyt
                                            Chief Executive Officer
                                            RCM Technologies, Inc.
                        2500 McClellan Avenue, Suite 350
                        Pennsauken, New Jersey 08109-4613

                            with a courtesy copy to;

                                            Stephen M. Cohen, Esq.
                                            Buchanan Ingersoll, P.C.
                                            Two Logan Square
                                            18th and Arch Streets
                                            Philadelphia, Pennsylvania 19103
                                            Telephone Number: (215) 665-3873
                                            Telecopy Number:  (215) 659-2066

                                            and

                                            Norman Berson, Esquire
                                            Fineman & Bach, P.C.
                                            1608 Walnut Street
                                            Philadelphia, PA  19103

                  (b)               If to Shareholder:

                                    Peter Kaminsky
                                    3812 Wingleaf Ct.
                                    Rockville, MD  20853

                  (c)      If to the Acquiree, to:

                                    The Consortium of Maryland, Inc.
                                    7315 Wisconsin   Avenue
                                    Suite 631N
                                    Bethesda, Maryland  20814

                                    with a courtesy copy to:

                                    Steven Leventhal, Esq.
                                    Air Rights Center
                                    601N, North Tower
                                    7315 Wisconsin Avenue
                                    Bethesda, MD  20814
                                    Telephone Number: (301) 656-5800
                                    Telecopy Number:  (301) 656-3400

         Any such notices shall be effective when delivered in person or sent by telecopy, one business day after being sent by overnight delivery or three business days after being sent by registered or certified mail. Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address shall be effective only upon receipt.

         13.               Arbitration.

                  (a) If a dispute arises as to interpretation of this Agreement, it shall be decided finally by three arbitrators in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration. The arbitrators shall be appointed as follows: one by RCM, one by the Shareholder and the third by the said two arbitrators, or, if they cannot agree, then the third arbitrator shall be appointed by the American Arbitration Association. The third arbitrator shall be chairman of the panel and shall be impartial. The arbitration shall take place in Philadelphia, Pennsylvania. The decision of a majority of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. Each party shall pay the fees and expenses of the arbitrator appointed by it, its counsel and its witnesses. The parties shall share equally the fees and expenses of the impartial arbitrator.

         14.               Miscellaneous.

                  (a) Release and Discharge. By virtue of his execution of this Agreement, as of the Closing Date and thereafter, Shareholder does hereby agree to release, remise and forever discharge Acquiree from and against any and all debts, obligations, liabilities and amounts owing from the Acquiree to Shareholder, except for Permitted Dividends and historical employee benefits and salary owed to Shareholder prior to the Closing Date, and the Acquiree is not obligated to take any action or make any payments to third parties on behalf of Shareholder.

                  (b) Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such further action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

                  (c) Nature of Representations and Warranties. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for, and any investigation that they might have made or any other representations, warranties, covenants, agreements, promises or information, written or oral, made by the other party or parties or any other person shall not be deemed a waiver of any breach of any such representation, warranty, covenant or agreement.

                  (d) Survival of Representations. All covenants, agreements, representations and warranties made herein shall survive the Closing Date through all applicable statutes of limitation. All covenants and agreements by or on behalf of the parties hereto that are contained or incorporated in this Agreement shall bind and inure to the benefit of the successors and assigns of all parties hereto.

     (e) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

 (f) Amendment. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

     (g) Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

     (h) Choice of Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

     (i) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this agreement.
                  (j) Number and Gender. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                  (k) Construction. The parties hereto and their respective legal counsel participated in the preparation of this Agreement; therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

                  (l) Effect of Waiver. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

                  (m) Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

     (n) Binding Nature. This Agreement will be binding upon and will inure to the benefit of any successor or successors of the parties hereto.

     (o) No Third-Party Beneficiaries. No person shall be deemed to possess any third-party beneficiary right pursuant to this Agreement. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Agreement.

     (p)   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

     (q) Facsimile Signature. This Agreement may be executed and accepted by facsimile signature and any such signature shall be of the same force and effect as an original signature.

         IN WITNESS THEREOF, the parties have executed this Agreement as of the date first above written.

                                       RCM TECHNOLOGIES, INC.

ATTEST

By:                                 By:___________________________

Name:____________________

Title:___________________

                                       SORT ACQUISITION CORP.

ATTEST


By:                                 By:___________________________

Name:____________________

Title:___________________

                                   THE CONSORTIUM OF MARYLAND, INC.

ATTEST


By:                                 By:___________________________

Name:____________________

Title:___________________



                                                 Peter Kaminsky

                                                  ------------